99.2

CERTIFICATE OF DESIGNATIONS OF THE
PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
OF SERIES B CONVERTIBLE PREFERRED STOCK
OF CHINA DIRECT TRADING CORPPORATION

      Pursuant  to Section  607.0602 of the Florida  Business  Corporation  Law, CHDT  Corporation,  a Florida  corporation (the  "Corporation"), DOES HEREBY  CERTIFY that pursuant to the authority  conferred upon the Board of Directors by the Articles of  Incorporation  of the  Corporation and pursuant to Section  607.0602  of the  Florida  Business  Corporation  Law,  said  Board  of Directors  at a meeting  duly  held on  January  22,  2006,  has duly  adopted a resolution  providing for the issuance of a series of 100,000 shares of Series B Convertible Preferred Stock, par value $0.10 per share, which reads as follows:

      First:  The name of the  corporation is China Direct  Trading  Corporation (hereinafter referred to as the "Corporation").

      Second:  The following  amendment to the Amended Articles of Incorporation was approved and adopted on January 22, 2006, as prescribed by Section  607.1006 of the Florida  1989  Business  Corporation  Act, by the board of directors at a meeting without  shareholder  approval,  and approval by the shareholders of the Corporation was not required.

      Third: This amendment is to be effective immediately on filing.

      Fourth:  Article IV of the Amended Certificate of Incorporation is further amended to add the following:  SERIES B CONVERTIBLE  PREFERRED STOCK,  $0.10 PAR VALUE PER SHARE. There is hereby designated,  out of the authorized but unissued shares of Preferred Stock of the Corporation,  a series thereof,  and the number of shares, voting powers, designation, preferences, and relative, participating, optional,  and other special rights, and the  qualifications,  limitations,  and restrictions  thereof,  of the shares of such  series (in  addition to those set forth in the Articles of Incorporation,  as amended, which are applicable to the Preferred Stock of all series), shall be as follows:

            (1) The  distinctive  serial  designation  of this  series  shall be "Series B Convertible  Preferred Stock, $0.10 par value per share"  (hereinafter called "this Series").

            (2) The number of shares in this Series shall  initially be 800,000, which number may from time to time be increased or decreased  (but not below the number  then  outstanding)  by the Board of  Directors.  Shares  of this  Series purchased by the  Corporation  shall be canceled and shall revert to  authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series may be issued in fractional shares, which fractional shares shall entitle The holder, in proportion to such holder's  fractional share, to all rights of a holder of a whole share of this Series.

            (3) The holders of full or  fractional  shares of this Series  shall not be entitled to any dividends or other distributions.

            (4) Each share of the Series that is issued and  outstanding  may be converted  into 66.66 shares of Common Stock by the holder  thereof upon written demand to the Corporation and upon compliance with any reasonable administrative requirements for such conversion of the Company.

         (5) In the  event of any  merger,  consolidation,  reclassification  or other  transaction  in which the  shares of Common  Stock are  exchanged  for or changed into other stock or securities,  cash and/or any other property, then in any such case the shares of this Series  shall at deemed to have been  converted into shares of Common Stock at the  conversion  ratio of one share of the Series for 66.66 shares of the Common Stock and such  conversion  shall be  consummated prior to the record date for holders of the shares of Common  Stock for any such Merger, consolidation, reclassification or other transaction in which the shares of the  Common  Stock  are  exchanged  for  and  changed  into  other  stock  or securities, cash and/or any other property.

            (6) In the event of any  liquidation,  dissolution  or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and  fractional  shares  of this  Series  shall  be  entitled,  before  any distribution  or payment is made on any date to the holders of the Common Stock, but after all  distributions  are made in full to all other series of issued and Outstanding  shares of preferred  stock,  to be paid in full an amount per whole share of this Series  equal to $1.00 (the  "Liquidation  Preference"),  together with accrued  dividends to such  distribution  or payment  date,  whether or not earned or declared.  If such payment shall have been made in full to all holders  of shares of this  Series,  the  holders of shares of this  Series as such shall have no right or claim to any of the remaining assets of the Corporation. In the event the assets of the Corporation available for distribution to the holders of shares of this Series  upon any  liquidation,  dissolution  or winding up of the Corporation,  whether voluntary or involuntary,  shall be insufficient to pay in full all  amounts to which  such  holders  are  entitled  pursuant  to the first paragraph of this Section (v), no such distribution  shall be made on account of any shares of any other class or series of Preferred  Stock  ranking on a parity with the shares of this Series upon such liquidation,  dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series,  ratably in  proportion to the full  distributable,  amounts for which  holders of all such parity  shares are  respectively  entitled  upon such liquidation, dissolution or winding up.

            Upon the liquidation,  dissolution or winding up of the Corporation, the holders of shares of this Series  then  outstanding  shall be entitled to be paid  out of  assets  of  the  Corporation  available  for  distribution  to its shareholders  all  amounts to which such  holders are  entitled  pursuant to the first  paragraph  of this  Section (5) before any  payment  shall be made to the Holders of Common  Stock or any other stock of the  Corporation  ranking  junior upon liquidation to this Series.

      For the purposes of this Section (5), the  consolidation  or merger of, or binding share exchange by, the Corporation with any other  corporation shall not be  deemed  to  constitute  a  liquidation,  dissolution  or  winding  up of the corporation.

            (6) This Series  shall rank junior to all other series or classes of Preferred Stock of the  Corporation,  now existing or hereafter  created,  as to payment of dividends  and the  distribution  of assets,  unless the terms of any such other series or class shall provide otherwise.

            (7) The Shares of the  Series  shall  have no voting  rights  unless applicable law requires otherwise.